UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2020

 ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Commission File Number: 001-10212
2301 Patriot Blvd.
Glenview, IL 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1 par value	AXE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on April 30, 2020 and in connection with the Agreement and Plan of Merger, dated as of January 10, 2020, by and among WESCO International, Inc., Warrior Merger Sub, Inc., and Anixter International Inc. (“Anixter International”) (the “Merger”), WESCO Distribution, Inc. (“WESCO”), a wholly owned subsidiary of WESCO International, Inc., launched offers to purchase for cash any and all of Anixter Inc.’s (“Anixter”), a wholly owned subsidiary of Anixter International, outstanding 5.50% Senior Notes due 2023 (the “2023 Notes”) and any and all of Anixter Inc.’s outstanding 6.00% Senior Notes due 2025 (the “2025 Notes,” and together with the 2023 Notes, the “Notes,” and each series of the Notes, a “Series”). The offer for the 2023 Notes and the offer for the 2025 Notes are collectively referred to as the “Offers.”
In connection with the Offers and with respect to each Series of Notes, registered holders (the “Holders”) of such Notes who tendered their Notes will be deemed to have consented to amend the applicable indenture establishing the 2023 Notes and 2025 Notes (each, the “Indenture”) to, among other things, eliminate substantially all of the restrictive covenants, eliminate certain “Events of Default” and eliminate any requirement to make a change of control offer, in each case in the applicable Indenture, as set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 30, 3030 (the “Offer to Purchase”) (the “Offer Exit Amendments”).
On May 13, 2020, WESCO received consent of the holders of the majority of the outstanding principal amount of each of the 2023 Notes and the 2025 Notes to the Offer Exit Amendments in the Offers, and Anixter, Anixter International, as guarantor, and Wells Fargo Bank, National Association, as trustee for each of the 2023 Notes and the 2025 Notes, entered into a First Supplemental Indenture with respect to each Series of Notes, dated as of May 14, 2020 (each, a “First Supplemental Indenture”, and collectively, the “First Supplemental Indentures”), amending and supplementing the applicable Indenture governing such Series of Notes. Each First Supplemental Indenture, among other things, includes the Offer Exit Amendments. Although each First Supplemental Indenture was effective upon execution, the amendments to the 2023 Notes and the Indenture governing the 2023 Notes, and the amendments to the 2025 Notes and the Indenture governing the 2025 Notes, as set forth in each First Supplemental Indenture, will become operative immediately prior to the completion of the Merger. Accordingly, the terms of each First Supplemental Indenture will be null and void, and the terms of the applicable Indenture governing the 2023 Notes or the 2025 Notes will continue in full force and effect without any modification by the applicable First Supplemental Indenture, if the Merger does not occur.
The above description of each First Supplemental Indenture is qualified in its entirety by reference to each First Supplemental Indenture, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, and incorporated into this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosures.

On May 14, 2020 WESCO International, Inc. and Anixter International issued a joint press release (the “Press Release”) announcing (i) the early results of the Offers and related consent solicitations for any and all of each Series of Notes and (ii) the expiration of Anixter’s consent solicitation to amend each Series of Notes, as described in the Offer to Purchase.
A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference herein.
This information that is furnished shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information and exhibit in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of May 14, 2020, Anixter International Inc., Anixter and Wells Fargo Bank, National Association, as trustee (2023 Notes).
4.2	First Supplemental Indenture, dated as of May 14, 2020, Anixter International Inc., Anixter and Wells Fargo Bank, National Association, as trustee (2025 Notes).
99.1	Press release, dated May 14, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
This information that is furnished in Exhibit No. 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

May 14, 2020	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer